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EXHIBIT 99.1     PRESS RELEASE



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NORTHEAST PENNSYLVANIA FINANCIAL CORP. 12 E. BROAD STREET, HAZLETON, PA 18201
(570) 459-3700


NEWS RELEASE
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FOR IMMEDIATE RELEASE

DATE:       October 15, 1999
CONTACT:    Megan Kennedy, Investor Relations
PHONE:      (570) 459-3797
FAX:        (570) 459-3486

                NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES
                         ANNUAL MEETING OF SHAREHOLDERS

Hazleton, Pa. . . . . . . E. Lee Beard, President and Chief Executive Officer of
Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEP), announced today that the Annual Meeting of Shareholders will be held on January 26, 2000 at 11:00 a.m. at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania.

Northeast Pennsylvania Financial Corp. is the holding company for Abstractors, Inc., a wholly-owned title insurance agency, and First Federal Bank, which serves the greater Hazleton area, Mountaintop, Bloomsburg, Danville, Shavertown, Lehighton and all of Schuylkill County, through thirteen office locations.

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